Exhibit 10.9

BEAZER HOMES USA, INC.
AMENDED AND RESTATED 1999 STOCK INCENTIVE PLAN
AWARD AGREEMENT

THIS AWARD AGREEMENT (this “Agreement”) is made effective as of <> by and between BEAZER HOMES USA, Inc., a Delaware corporation (the “Company”), and «fullname», an individual resident of the State of «state» (“Participant”).

WITNESSETH:

WHEREAS, the Company pursuant to its Amended and Restated 1999 Stock Incentive Plan (the “Plan”) wishes to make an incentive award to Participant.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto hereby agree to the terms set forth below. The terms of this Agreement shall be interpreted in accordance with the Plan and any capitalized terms used in this Agreement but not defined herein shall have the meaning set forth in the Plan.

1.	GRANT OF OPTION TO ACQUIRE COMMON STOCK
(a)        Grant; Effective Date; Option Price. The Company hereby notifies Participant that the Company has granted to Participant in accordance with the Plan and effective as of <> (the “Option Effective Date”), the right and option (hereinafter referred to as the “Option”) to purchase, on the terms and conditions set forth herein, all or any part of an aggregate of «options» shares of Common Stock of the Company, $0.01 par value per share (“Common Stock”), at a price per share equal to the closing price per share of the Common Stock as reported by the New York Stock Exchange (the “NYSE”) at the close of business on the Option Effective Date <> (the ”Option Price”), subject to adjustment as provided in Section 1(g) below. The Option is not intended to be an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

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The Company will at all times during the Option Term of the Option (as set forth in Section 1(b) below) reserve and keep available such number of shares of Common Stock as will be sufficient to satisfy the requirements of this Agreement.
(b)    Duration and Exercisability of Option; Limitations on Exercisability.
(i)     The Option shall in all events terminate at midnight on the seventh anniversary of the Option Effective Date (the period commencing on the Option Effective Date and ending on the seventh anniversary thereof being referred to herein as the “Option Term”). The Option shall not be exercisable, in whole or in part, prior to the third anniversary of the Option Effective Date, but shall become fully exercisable by Participant on such date. Notwithstanding the foregoing sentence, the Option shall become exercisable in full upon the occurrence of a Change of Control (as defined in the Plan).
(ii)  During the lifetime of Participant, the Option shall be exercisable only by Participant (or, subject to Section 1(d) (ii) or (iii) below, by Participant’s guardian or legal representative or Family Member (as defined in Section 7.2 of the Plan) to whom the Option has been gifted or transferred pursuant to a domestic relations order) and shall not be assignable or transferable by Participant other than (a) to an individual by will or the laws of descent and distribution or (b) to a Family Member by gift or transfer pursuant to a domestic relations order.
(iii)     The exercise of all or any part of the Option shall only take effect at such time that the sale of the shares of Common Stock or shares of such other securities or property as may be the subject of grants herein pursuant to an adjustment made under Section 9.1 of the Plan and Section 1(g) of this Agreement (“Shares”) issuable pursuant to such exercise will not violate any state or federal securities or other laws or the rules of the NYSE or any other exchange upon which the Company’s securities may then be trading. Any other provision of this Agreement notwithstanding, the Company shall have the right to designate one or more periods of time, each of which shall not exceed 180 days in length, during which the Option shall not be exercisable if the Company determines (in its sole discretion) that such limitation on exercise could in any way facilitate a lessening of any restriction on transfer pursuant to the Securities Act of 1933, as amended (the “Act”) or any state securities laws with respect to any issuance of securities by the Company, facilitate the registration or qualification or any securities by the Company under the Act or any state securities laws, or facilitate the perfection of any exemption from the registration or qualification requirements of the Act or any applicable state securities laws for the issuance or transfer of any securities. Such limitation on exercise shall not affect the date on which the Option becomes exercisable or the Option Term pursuant to clause (i) of this Section 1(b) in any way other than to limit the periods during which the Option shall be exercisable.

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(c)    No Rights as a Shareholder. Participant shall have none of the rights of a Shareholder with respect to Shares subject to the Option until such Shares shall have been issued to Participant upon exercise of the Option. No adjustments will be made for dividends or other distributions or rights if the applicable record date occurs before a stock certificate is issued pursuant to Participant’s exercise of the Option.
(d)    Effect of Termination of Employment on Option.
(i)  In the event that Participant has a “Termination for Cause” (as hereinafter defined) or in the event Participant voluntarily resigns, the Option shall be terminated as of such date of resignation or termination.
For purposes of this Agreement, a Termination for Cause shall mean a termination of employment by the Company (or an Affiliate) due to any of the following: (A) any act or failure to act (or series or combination thereof) by Participant done with the intent to harm in any material respect the interests of the Company or any Affiliate thereof; (B) the commission by Participant of a felony; (C) the perpetration by Participant of a dishonest act or common law fraud against the Company or any Affiliate thereof; (D) a grossly negligent act or failure to act (or series or combination thereof) by Participant detrimental in any material respect to the interests of the Company or any Affiliate thereof; (E) the material breach by Participant of his/her agreements or obligations under his/her employment agreement, if applicable; or (F) the continued refusal to follow directives which are consistent with Participant’s duties and responsibilities.
(ii)  In the event Participant’s employment is terminated as a result of either his/her becoming “Disabled” (as hereinafter defined) or a “Termination Not for Cause” (as hereinafter defined) prior to the complete exercise of the Option, then the Option, to the extent exercisable at that time pursuant to Section 1(b)(i) hereof, may be exercised at any time within three (3) months after the date of such termination. In this case the Option may be exercised by Participant, his/her guardians or legal representatives, or by any Family Member to whom the Option is gifted or transferred pursuant to a domestic relations order to the extent of the full number of Shares which Participant was entitled to purchase under the Option on the date of such termination and subject to the condition that no portion of the Option shall be exercisable after the expiration of the Option Term.

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For purposes of this Agreement, a Participant shall be deemed “Disabled” if the Participant becomes ill or is injured or otherwise becomes disabled or incapacitated such that, in the opinion of the Board, he/she cannot fully carry out and perform his/her duties as an employee of the Company (and all Affiliates), and such disability or incapacity shall continue for a period of forty-five (45) consecutive days, and the term “disability” shall have a meaning correlative with the foregoing.
For purposes of this Agreement, a “Termination Not for Cause” shall mean a Participant’s termination of employment by the Company (and all Affiliates) which is not a Termination for Cause.
(iii)  In the event Participant dies while an active employee prior to the complete exercise of the Option, then the Option, to the extent exercisable at that time pursuant to Section 1(b)(i) hereof, may be exercised at any time within twelve (12) months after Participant’s death. The Option may be exercised by his/her guardian or legal representatives or by any Family Member to whom the Option is by gifted or transferred pursuant to a domestic relations order, or by any person or persons to whom the Option is transferred by will or the applicable laws of descent and distribution, as applicable, to the extent of the full number of Shares which Participant was entitled to purchase under the Option on the date of such death, and subject to the condition that no portion of the Option shall be exercisable after the expiration of the Option Term.
(iv)  In the event Participant terminates employment with the Company by reason of Retirement as hereinafter defined
(a) prior to the Option becoming fully exercisable per Section 1(b)(i), then Participant shall be entitled to the immediate vesting of such portion of such Option (rounded upward to the nearest whole share) as equals the product of (y) the total number of shares underlying such Option awarded to Participant as described in Section 1(a) hereof multiplied by (z) a fraction, the numerator of which shall be equal to the number of whole months (counting each month as ending on the first day of a calendar month) elapsed from the Option Effective Date until the date of such Retirement and the denominator of which shall be 36, or

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(b) subsequent to the Option becoming fully exercisable per Section 1(b)(i), the Option may be exercised at any time within twelve (12) months after Participant’s Retirement.
For purposes of this Agreement, Retirement shall mean a voluntary termination of employment by a Participant aged 65 or older with at least five (5) years of Company service. A Participant may request approval for retirement treatment if between the ages of 62 and 65 with at least five (5) years of Company service. At the sole discretion of the Compensation Committee of the Board of Directors, such requests can be approved or denied.
(e)    Effect of a Change of Control of the Company on the Option. In the event of a Change of Control (as defined in the Plan), the Company shall use its best efforts to notify Participant that a Change of Control will occur promptly after the Company is informed thereof and the Company shall give to Participant, at the time of such Change of Control, either, in the Company’s sole discretion (i) a reasonable time thereafter within which to exercise the Option, prior to the effectiveness of such Change of Control, at the end of which time the Option shall terminate, or (ii) the right to exercise the Option (or a substitute option) as to an equivalent number of shares of stock of the corporation succeeding the Company or acquiring its business by reason of such Change of Control in accordance with Section 1(g).
(f)    Manner of Exercise.
(i)  The Option can be exercised only by Participant or other proper party by delivering within the Option Term written notice to the Company at its principal office. The notice shall state the number of Shares as to which the Option is being exercised and be accompanied by payment in full of the Option Price for all shares designated in the notice.
(ii)  Participant may pay the Option Price in cash, by check (bank check, certified check or personal check), by money order, or by wire transfer. In addition, with the approval of the Company, Participant may pay the Option Price by (A) delivering to the Company for cancellation, Shares with a Fair Market Value as of the date of exercise equal to the Option Price or the portion thereof being paid by tendering such Shares or (B) delivering to the Company the full Option Price in a combination of cash and/or shares of Common Stock in accordance with clause (A) above; provided, however, that the Option Price may not be paid by the delivery of Shares more frequently than once every six (6) months; any shares so delivered must have been held by Participant for at least six months.

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(iii)  The Shares issued pursuant to exercise of the Option may be subject to restrictions on transfer under applicable federal or state securities laws. Certificates of Shares issued pursuant to exercise of the Option shall bear an appropriate legend referring to the restrictions applicable to such Shares.
(g)  Adjustments. If there shall be any change in the Common Stock through (a) dividend or other distribution (whether in the form of cash, Shares, other securities or other property), (b) recapitalization, (c) stock split, (d) reverse stock split, (e) reorganization, (f) merger, (g) consolidation, (h) split-up, (i) spin-off, (j) combination, (k) repurchase or exchange of Shares or other securities of the Company, (l) issuance of warrants or other rights to purchase Shares or other securities of the Company or (m) other similar corporate transaction or event affects the Shares, and all or any portion of the Option shall then be unexercised and not yet expired, then appropriate adjustments in the outstanding portion of the Option shall be made by the Company, in its sole discretion under the Plan, in order to prevent dilution or enlargement of the Option rights contemplated hereby. Such adjustments shall include, where appropriate, changes in the number and type of Shares subject to the Option and/or the Option Price. In addition, in the event of a merger, consolidation, liquidation, sale of all or substantially all of the assets of the Company or other change of like nature in the corporate structure of the Company, the Company shall, if the Option has not yet expired, make such adjustments to the terms of the Option, which adjustments may (but need not) include, without limitation, acceleration of the date of the initial exercisability of the Option or provision for the redemption of the unexercised portion of the Option for an amount of cash or other property reasonably equivalent to the amount that could have been realized by Participant upon exercise of the unexercised portion of the Option had the Option been exercisable and exercised immediately prior to such event, all as the Company, in its sole discretion under the Plan, may deem appropriate under the circumstances.

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2.	INVESTMENT REPRESENTATIONS; INDEMNIFICATION
In connection with, and as an inducement to the grant by the Company to Participant of the Option as described in Section 1 above;
(a)  Participant hereby represents and warrants that, effective as of the Option Effective Date, and each date of exercise of any part of the Option, he/she is not acquiring the Option or the Shares issuable upon exercise of the Option, as the case may be, with a view to a distribution of any part thereof, nor with any then present intention of distributing any part thereof in violation of any applicable federal or state securities law.
(b)  Participant acknowledges that he/she (i) is an executive of the Company, (ii) has been given an opportunity to examine such instruments, documents and other information relating to the Company as he/she has deemed necessary or advisable in order to make an informed decision relating to the transactions in Shares contemplated hereby and with respect to the suitability of such transactions as an investment for Participant, (iii) has been afforded an opportunity to ask questions and to obtain any additional information necessary in order to verify the accuracy of the information furnished, and (iv) has, in fact, asked all such questions and reviewed all such instruments, documents and other information as he/she has deemed necessary under the circumstances.
(c)  Participant represents to the Company that (i) his/her financial capacity is of such proportion that the total cost of his/her commitment in the transactions contemplated hereby would not be material when compared with his/her total financial capacity; (ii) either he/she or his/her purchaser representative (if any) has knowledge of finance, securities and investments generally; and (iii) either he/she or his/her purchaser representative (if any) has experience and skill in investments based on actual participation. Participant also represents that his/her purchaser representative (if any) (A) has no business relationship with the Company, (B) represents only him/her and not the Company, and (C) will be compensated only by him.
(d)  Participant acknowledges that his/her representations made in this Section 2 are material inducements to the Company’s (i) grant of the Option made hereby and (ii ) eventual acceptance of his/her offer to purchase the Shares underlying the Option and that, but for such representations, such grants would not have been made and such offer would not be accepted. Participant agrees to promptly notify the Company of any change in the status of any of his/her representations or warranties made herein.

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(e)  Participant agrees to indemnify and hold harmless the Company and any person or entity which “controls” the Company within the meaning of the Act from and against any and all liabilities, damages, claims, debts, costs and expenses suffered or incurred by them (including costs of investigation and defense and attorneys’ fees) arising out of any breach by him/her of the agreements or inaccuracy in the representations that are made by him/her herein.

3.	MISCELLANEOUS
(a)  The Plan. The grant of the Option provided for herein is made pursuant to the Plan and is subject to its terms. The Plan is available for inspection during business hours at the principal offices of the Company (currently located at 1000 Abernathy Road, Suite 1200, Atlanta, Georgia 30328) and a copy of the Plan may be obtained by Participant through a request in writing therefor directed to the Secretary of the Company.
(b)  No Right to Employment. This Agreement shall not confer on Participant any right with respect to continuance of employment by the Company or any Affiliates, nor will it interfere in any way with the right of the Company to terminate such employment at any time.
(c)  Taxes. In order to provide the Company with the opportunity to claim the benefit of any income tax deduction which may be available to it upon the grant or exercise of the Option, and in order to comply with all applicable federal or state income tax laws or regulations, the Company may take such action as it deems appropriate to insure that, if necessary, all applicable federal or state payroll, withholding, income or other taxes are withheld or collected from Participant. Participant may elect to satisfy his/her federal and state income tax withholding obligations upon exercise of the Option by (i) having the Company withhold a portion of the Shares otherwise to be delivered upon exercise of the Option having a Fair Market Value equal to the amount of federal and state income tax required to be withheld, (ii) delivering to the Company Shares other than the Shares issuable upon exercise of the Option with a Fair Market Value equal to such taxes or (iii) delivering to the Company cash, check (bank check, certified check or personal check), money order or wire transfer equal to such taxes upon exercise of the Option or (iv) any combination of 3.(c) (i) through (iii).

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(d)  Waivers. No waiver at any time of any term or provision of this Agreement shall be construed as a waiver of any other term or provision of this Agreement and a waiver at any time of any term or provision of this Agreement shall not be construed as a waiver at any subsequent time of the same term or provision.
(e)  Headings. All headings set forth in this Agreement are intended for convenience only and shall not control or affect the meaning, construction or effect of this Agreement or of any of the provisions hereof.
(f)  Counterparts. This Agreement may be executed via facsimile transmission signature and in counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.
(g)  Board and Committee Determinations. All matters to be determined by the Board or any committee thereof, including, without limitation, the Compensation Committee, pursuant to the terms of this Agreement shall be determined by the members of the Board or such duly authorized committee without the vote of Participant.
(h)  Law Governing Agreement. This agreement shall be governed by and construed in accordance with the laws of the state of Georgia.

IN WITNESS WHEREOF, the parties hereto have executed this AWARD AGREEMENT effective as of the date first written above.

BEAZER HOMES USA, INC.

________________________________
Ian J. McCarthy
President / CEO

PARTICIPANT

___________________________________
«fullname»

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